Cusip No: 76121R104

Exhibit 1

Name, business address and present principal occupation

of the directors and executive officers

of Fulton Financial Corporation, Inc.

Directors

The business address of each director of Fulton Financial Corporation is c/o Fulton Financial Corporation, One Penn Square, Lancaster, Pennsylvania 17604.

JEFFREY G. ALBERTSON, Attorney, Albertson Ward.

DONALD M. BOWMAN, JR., Partner, Bowman Group (trucking and real estate business).

CRAIG A. DALLY, Attorney, Pierce & Dally (law firm).

FREDERICK B. FICHTHORN, Chairman, F & M Hat Company (manufacturer and distributor of felt and straw hats).

PATRICK J. FREER, President, Strickler Insurance Agency, Inc. (insurance broker).

RUFUS A. FULTON, JR., Chairman of the Board and Chief Executive Officer, Fulton Financial Corporation.

EUGENE H. GARDNER, President, Gardner, Rosso & Gardner (investment advisor).

ROBERT D. GARNER, Retired Chairman of the Board, Fulton Financial Corporation.

CHARLES V. HENRY, III, Attorney, Henry & Beaver, LLP (law firm).

J. ROBERT HESS, Retired President, Lancaster Malleable Castings Company (manufacturer of malleable iron castings).

GEORGE W. HODGES, President, The Wolf Organization, Inc. (distributors of lumber and building supplies)

CAROLYN R. HOLLERAN, Partner, Jerlyn Associates (real estate investments).

CLYDE W. HORST, Chairman of the Board, The Horst Group, Inc. (diversified holding company).

SAMUEL H. JONES, JR., Founder, S J Transportation Co. (trucking company).

DONALD W. LESHER, JR., Retired President, Lesher Mack Sales and Service (truck dealership).

JOSEPH J. MOWAD, M.D., Director of Urology, Geisinger Medical Center (urologist).

STUART H. RAUB, JR., Retired Chairman, Industrial Piping Systems, Inc. (distributor of industrial piping and related items).

MARY ANN RUSSELL, Retired President and Chief Executive Officer, Maple Farm, Inc. (provider of health care services).

JOHN O. SHIRK, Attorney, Barley, Snyder, Senft & Cohen, LLC (law firm). Director since 1983.

R. SCOTT SMITH, JR., President and Chief Operating Officer of Fulton Financial Corporation

GARY S. STEWART, Partner, Stewart Associates (real estate developer)

KENNETH G. STOUDT, President, The Stoudt Companies (employee benefit consulting company).

Cusip No: 76121R104

Executive Officers who are not Directors

The business address of each executive officer of Fulton Financial Group, Inc. who is not a director is c/o Fulton Financial Corporation, One Penn Square, Lancaster, Pennsylvania 17604.

RICHARD J. ASHBY, JR., Executive Vice President of Fulton Financial Corporation and Chairman and Chief Executive Officer of Fulton Bank.

CHARLES J. NUGENT, Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation.